UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported) December 8, 1999
                                                       ----------------
                                                       December 7, 1999
                                                       ----------------


                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


         New Mexico                                          85-00019030
 -------------------------       Commission                  -----------
(State or Other Jurisdiction     File Number 1-6986      (I.R.S. Employer
     of Incorporation)                       ------      Identification Number)



         Alvarado Square, Albuquerque, New Mexico                    87158
         ----------------------------------------                    -----
         (Address of principal executive offices)                  (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

The following is the Company's repurchase of common stock and quarterly dividend disclosed in the Company's news release dated December 7, 1999, and is being filed herewith as a current event.

PNM Announces $20 Million Common Stock Repurchase, Quarterly Dividend

Albuquerque, N.M., December 7, 1999 - The Board of Directors of PNM, Public Service Company of New Mexico (NYSE:PNM), today authorized the company to repurchase up to $20 million of PNM common stock.

The repurchase is the second stock buyback PNM has undertaken in 1999. Earlier this year, the company bought one million shares of PNM common stock for $17.7 million. There are approximately 40,774,000 PNM common shares now outstanding.

 "Given the current market price of PNM stock and the amount of cash the company now has available, repurchase of additional shares makes sound financial sense," said PNM Chairman, President and Chief Executive Officer Benjamin Montoya. "Reducing the number of shares available in the marketplace is one of the most direct ways of translating PNM's strong financial performance into enhanced shareholder value."

At its meeting today, the PNM board also declared a dividend of 20 cents ($0.20) per share on the company's common stock. The dividend is payable February 18, 2000, to shareholders of record at the close of business Feb. 1, 2000. The common stock dividend is unchanged from the previous quarter, an indicated annual rate of 80 cents per share.

The board also declared the regular quarterly dividend of $1.145 per share on the company's 4.58 percent series of cumulative preferred stock, payable January 15, 2000, to shareholders of record at the close of business Jan. 1, 2000.

In the common stock repurchase, PNM plans to buy shares on the open market from time to time, depending on prevailing market conditions and other factors. The company may discontinue purchase of the common stock at any time that management determines additional purchases are not warranted.

PNM is a combined electric and gas utility serving approximately 1.3 million people in New Mexico. The company also sells power on the wholesale market, manages the City of Santa Fe's water system, and offers energy and water management services for other municipalities and for government and institutional clients. The company's stock is traded primarily on the NYSE under the symbol PNM.

Statements made in this news release that relate to future events are made pursuant to the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon current expectations and the company assumes no obligation to update this information. Because actual results may differ materially from expectations, the company cautions readers not to place undue reliance on these statements. Changes in interest rates, trends in the local and national economy, energy supply and demand, federal and state regulatory activity, the transition to a competitive electric market in New Mexico and the potential effects of stranded cost recovery associated with that transition may all have an impact on PNM's financing plans, operating performance, and future profitability. For a more detailed discussion of these and other important factors affecting PNM, please see "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Form 10-K for the year ended December 31, 1998 and the Form 10-Q for the quarter ended September 30, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                 PUBLIC SERVICE COMPANY OF NEW MEXICO
                                 -----------------------------------------------
                                                  (Registrant)


Date:  December 8, 1999                        /s/ John R. Loyack
                                 -----------------------------------------------
                                                  John R. Loyack
                                       Vice President, Corporate Controller
                                           And Chief Accounting Officer
                                   (Officer duly authorized to sign this report)





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